United States Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15[d] of the Securities Exchange Act of 1934

April 29, 2013

Date of Report
[Date of Earliest Event Reported]

CAPITAL GROUP HOLDINGS, INC.
 (Exact name of Registrant as specified in its Charter)

Minnesota	000-17064	41-1430130
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

16624 North 90th Street, Suite 200, Scottsdale, AZ 85260

(Address of Principal Executive Offices, including zip code)

(480) 998-2100

(Registrant’s Telephone Number, including area code)

___________________________________________
 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 29, 2013, our Board appointed the following director to fill vacancies on our Board of Directors:

1.  Mr. Thomas P. Meola

Following Mr. Meola’s appointment, our Board of Directors consists of the following individuals:

1.  Erik J. Cooper (Chairman)

2.  Noel Guillama (Vice Chairman)

3.  Eric Click

4.  Michael Blumhoff, MD

5.  Jean Rice

6.  Joel V. Brill, MD

7.  Thomas P. Meola

Also on April 29, 2013, our Board of Directors appointed Mr. Thomas P. Meola as the Acting Chief Financial Officer of the company, through an agreement with Tailor Made Business Solutions, PLLC. of which Mr. Meola is the managing member.

Thomas P. Meola – Director, Acting Chief Financial Officer

Mr. Meola is a certified public accountant in Arizona from 2010 to Present has been the managing member of Tailor Made Business Solutions PLLC (TMBS), an accounting, finance, and operations firm that provides services to small and medium sized businesses such as tax management and accounting, auditing, financial reporting and planning, employee benefits, and IT consulting.  Prior to his appointment at Capital Group Holdings, Inc., Mr. Meola was Vice President of Financial Operations for Vulcan, Inc., between 2006 and 2010, an investment firm founded by Paul Allen, co-founder of Microsoft, Inc.  From 2000 to 2004 Mr. Meola served as Senior Vice President of Financial Systems and Global Purchasing for MasterCard International, controlling a budget spend in excess of $300M. During his tenure he oversaw the documentation and implementation of the internal controls necessary to comply with the Sarbanes-Oxley Act.  From 1987 to 2000, Mr. Meola was Vice President of Finance and Corporate Controller of Bowne & Co., a $300M NYSE Financial Printing Company where he developed and managed the International Tax, MIS, and Internal Audit departments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 3, 2013	Capital Group Holdings, Inc. /s/ Erik J. Cooper By: Erik J. Cooper Its: Chief Executive Officer (Principal Executive Officer)